Exhibit T3A.16

Translated from Romanian
ROMANIA
MINISTRY OF JUSTICE
NATIONAL TRADE REGISTRY OFFICE TRADE REGISTRY OFFICE ATTACHED TO BUCHAREST LAW COURT
CERTIFICATE OF INCORPORATION
Company: VANTAGE DRILLER ROCO SRL
Registered offices: Bucharest, 1st sector, 51 Banul Andronache str., 1st floor, room 9 Main activity: 6420 activities of holding companies Tax number: 32188833, dated: 29.08.2013.
Trade Registry no.: J40/10819/29.08.2013 Date of issuance: 30-08-2013
Director,
Stefania Carmen Chitu [seal / signature]
Series B no. 2817505

Translated from Romanian

MINISTRY OF JUSTICE

NATIONAL TRADE REGISTRY OFFICE
TRADE REGISTRY OFFICE
attached to the Bucharest Law Court

Bucharest, Intrarea Sectorului 1, 3rd sector; Phone: +4 021.316.08.28; Fax: +4 021.316.08.25, ZIP Code: 030353
website: www.onrc.ro; e-mail: orcb@b.onrc.ro; tax code: 14942091

CONFIRMATION OF COMPANY DETAILS

issued based on art. 17^1 paragraph (1) letter b) of Law 359 / 2004 concerning simplification of formalities for registration of private individuals, familial associations and legal entities, tax recording thereof, and also delivery of operational license for legal entities, as added and supplemented, issued based on the affidavit recorded with no. 324522 and dated 28.08.2013

VANTAGE DRILLER ROCO SRL
Head-offices: Bucharest, 1st sector, 51 Banul Andronache str., 1st floor, room 9
Tax number: 32188833, dated: 29.08.2013.
Trade Registry no.: J40/10819/29.08.2013

This confirmation of company details certifies that an affidavit was recorded based on which the company meets operational criteria specific to each public authority, for the activity declared and classified in NACE code
6399 Other information service activities n.e.c.
6420 Activities of holding companies
6810 Buying and selling of own real estate
6820 Renting and operating of own or leased real estate
7010 Activities of head offices
7734 Renting and leasing of water transport equipment
8299 Other business support service activities n.e.c.
Own head-offices activities for the company:
At head-offices located in Bucharest, 1st sector, 51 Banul Andronache str., 1st floor, room 9

Validity: until changes occur in operational conditions or in activities for which the affidavit was released.

Director,
Stefania Carmen Chitu
[*seal / signature*]

Issued on: 30.08.2013
Delivered on: 30.08.2013

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MINISTERUL JUSTIŢIEI
BUZOIANU NICOLAE-ALEX
Traducător autorizat
Autorizaţie nr. 22339/2008

Translated from Romanian

J40/10819/2013
Tax number: 32188833

ROMANIA
MINISTRY OF JUSTICE
NATIONAL TRADE REGISTRY OFFICE
TRADE REGISTRY OFFICE
attached to the Bucharest Law Court
File no. 324522 / 28.08.2013
Resolution no. 112770 / 29.08.2013
Delivered in the session dated 29.08.2013

Pitiş Roxana Maria – DELEGATED JUDGE as per Government Emergency Ordinance 116/2009, based on Government Decision no. 20 dated 14.01.2010
Pending, settlement of incorporation request no. 324522 dated 28.08.2013 concerning the company VANTAGE DRILLER ROCO SRL.

THE DELEGATED JUDGE

Concerning this request:
By application recorded with no. 324522, dated 28.08.2013, authorization was requested for the set up and incorporation of VANTAGE DRILLER ROCO SRL and recording of data contained in affidavit into the trade registry.

In support of request, documents were submitted as shown in the list of documents attached to incorporation request.

Based on assessment of aforesaid documents, THE DELEGATED JUDGE, asserting that legal requirements concerning the setup of commercial companies are met, as per art. 1, 2 and 6 in Government Emergency Ordinance 116/2009, as per provisions in Law 31/1990 republished, as amended and supplemented, in Law 26/1990 republished, amended and supplemented as well as in Law 359/2004 amended and supplemented, shall admit this request for authorization of incorporation of VANTAGE DRILLER ROCO SRL, the incorporation thereof and recording of data contained in affidavit into the trade registry.

FOR THESE REASONS
IN THE NAME OF LAW
DECIDES

Admits the incorporation request as submitted by attorney ANCA MARIA SERBAN TANASOIU LAURENTIU and, therefore:
Authorizes the setup and orders incorporation into the trade registry of VANTAGE DRILLER ROCO SRL, as follows:

Head-offices are located in Bucharest, 1st sector, 51 Banul Andronache str., room 9, 1st floor

The main activity field: NACE code:
642 - Activities of holding companies
Main activity:
6420 - Activities of holding companies

Secondary activities as per art. 5.2 in Articles of Association submitted to Trade Registry Office:

Share capital: type of capital: 100% private and foreign, total share capital: 200 RON, paid up in full, capital payment date: 28.08.2013, total shares: 20 shares, 10 RON each, total foreign contribution amount: 200.0 RON

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MINISTERUL JUSTIŢIEI
BUZOIANU NICOLAE-ALEX
Traducător autorizat
Autorizaţie nr. 22339/2006

Shareholders:
1. VANTAGE HOLDINGS CYPRUS ODC LIMITED, sole shareholder, head-offices in Cyprus, NICOSIA, 1097, 2 DIAGOROU ERA HOUSE, 10th floor; Incorporation document: no.: 288980; date: 17.06.2011; issuer: COMPANY REGISTRAR; total share capital: 200 RON, paid up in full, capital payment date: 28.08.2013, total shares: 20 shares, 10 RON each, participation to benefits: 100%, participation to losses: 100%.

Director:
1. RONALD J. NELSON, domiciled in Singapore, THE GRANGE, 249633 GRANGE GARDEN #18-02; powers given: binds the company individually; appointment date: 29.08.2013, duration: limited; 1 year; date of mandate expiration: 29.08.2014.
2. ZECHE IONUŢ - CĂTĂLIN, domiciled in Bucharest, 6th sector, 2 LUJERULUI Str., building 22C, entrance D, 9th floor, room 175; powers given: binds the company only together with RONALD J. NELSON; appointment date: 29.08.2013, tip duration: limited; 1 year; date of mandate expiration: 29.08.2014.

Company duration: unlimited;

Decides recording into the trade registry of data included in affidavit.

Decides publication into Official Gazette of Romania, Part IV, of an excerpt hereof.

Duly enforceable.

With right of complaint, within 15 days, at Bucharest Law Court as per art. 6 paragraph (3)-(5) in Government Emergency Ordinance 116/2009.

Delivered in session dated: 29.08.2013

Delegated Judge
Pitiş Roxana Maria
[*seal / signature*]

Edited by: SMD
3 copies
[*signature*]

****

I, the undersigned, **BUZOIANU NICOLAE,** a Registered Translator authorized by the Ministry of Justice by License No. **22339**, hereby certify the accuracy of the present translation that was prepared by me after a document in Romanian. In witness thereof, I have hereunto set my hand and seal.

Registered Translator,

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MINISTERUL JUSTIŢIEI
BUZOIANU NICOLAE-ALEX
Traducător autorizat
Autorizaţie nr. 22339/2008